As filed with the Securities and Exchange Commission on April 22, 2010
Registration No. 333-118188

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

US Airways Holdings, LLC
f/k/a America West Holdings Corporation
(Exact Name of Registrant as Specified in its Charter)

111 West Rio Salado Parkway
Tempe, Arizona 85281
Delaware	(480) 693-0800	86-0847214
(State or Other Jurisdiction of	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)
America West Holdings Corporation
Future Care 401(k) Plan
(Full Title of the Plan)
Stephen L. Johnson
US Airways Group, Inc.
111 West Rio Salado Parkway
Tempe, Arizona 85281
(480) 693-0800
(Name, Address and Telephone Number, including Area Code, of Agent for Service)
Copy To:
Anthony J. Richmond
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650) 328-4600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF COMMON STOCK
On August 13, 2004, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8, Registration No. 333-118188 (the “Registration Statement”), for the sale of 4,500,000 shares of the Class B Common Stock (the “Common Stock”), par value $0.01 per share, of the Registrant under the Future Care: America West Airlines 401(k) Plan, a.k.a. America West Holdings Corporation Future Care 401(k) Plan.
On September 27, 2005, pursuant to the terms of the Agreement and Plan of Merger, dated as of May 19, 2005, as amended (the “Merger Agreement”), by and among the Registrant, US Airways Group, Inc. (“US Airways Group”) and Barbell Acquisition Corp., a wholly owned subsidiary of US Airways Group, Barbell Acquisition Corp. merged with and into the Registrant, and the Registrant became a wholly owned subsidiary of US Airways Group (the “Merger”). As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Common Stock registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration the Common Stock registered but unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tempe, State of Arizona, on this 21st day of April, 2010.

US AIRWAYS HOLDINGS, LLC f/k/a AMERICA WEST HOLDINGS CORPORATION

By:	/s/ Derek J. Kerr

	Name:	Derek J. Kerr
	Title:	President
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Derek J. Kerr Derek J. Kerr	President (Principal Executive Officer)	April 15, 2010

/s/ Tom Weir Tom Weir	Treasurer (Principal Financial and Accounting Officer)	April 15, 2010
In its capacity as sole member of US Airways Holdings, LLC:
US AIRWAYS, INC.

SIGNATURE	TITLE	DATE

/s/ W. Douglas Parker W. Douglas Parker	Chairman	April 15, 2010

/s/ Bruce R. Lakefield Bruce R. Lakefield	Director	April 15, 2010

/s/ Herbert M. Baum Herbert M. Baum	Director	April 15, 2010

/s/ Matthew J. Hart Matthew J. Hart	Director	April 15, 2010

/s/ Richard C. Kraemer Richard C. Kraemer	Director	April 15, 2010

/s/ Cheryl G. Krongard Cheryl G. Krongard	Director	April 15, 2010

/s/ Denise M. O’Leary Denise M. O’Leary	Director	April 15, 2010

/s/ Gregory M. Philip George M. Philip	Director	April 15, 2010

/s/ J. Steven Whisler J. Steven Whisler	Director	April 15, 2010